Exhibit 3.1

          Text of the Amended Corporate Bylaws of Kansas City Southern


Sections 2 through 5 were amended from:

               Section 2. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned.

               Section 3. FACSIMILE SIGNATURES OF CERTIFICATES. The signature of any officer, transfer agent, or registrar on a certificate for shares of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Corporation for transfer or otherwise in exchange for a new certificate shall be canceled by perforation or otherwise with the date of cancellation indicated thereon.

               Section 4. TRANSFER OF STOCK. Transfer of stock of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

               Section 5. REGISTRAR AND TRANSFER AGENT. The Corporation shall at all times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation's stock certificates shall be in accordance with the rules and regulations of said stock exchange. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.


To state:

               Section 2. UNCERTIFICATED STOCK; CERTIFICATES OF STOCK. The shares of common stock and preferred stock of the Corporation shall be represented by certificates, unless and until the officers of the Corporation provide for the issuance of some or all of any or all classes or series of such stock to be issued as uncertificated shares. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned.

               Section 3. FACSIMILE SIGNATURES OF CERTIFICATES. The signature of any officer, transfer agent, or registrar on a certificate for shares of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Corporation for transfer or exchange shall be canceled by perforation or otherwise with the date of cancellation indicated thereon.

               Section 4. TRANSFER OF STOCK. Transfer of stock of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares represented by certificates. A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

               Section 5. REGISTRAR AND TRANSFER AGENT. The Corporation shall at all times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation's stock certificates shall be in accordance with the rules and regulations of said stock exchange. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.